                           CAPACITY PURCHASE AGREEMENT
                            N(DEGREE) FTLD/M&S/01/051

THIS AGREEMENT is entered into on April 12, 2002, the "Effective Date".

BETWEEN

(1) FRANCE TELECOM SA, a company incorporated in France and having its principal office at 6, Place d'Alleray 75015 Paris ("Grantor"); and

(2) EQUANT NETWORK SYSTEMS LTD, a company incorporated in Ireland and having its principal office at Garrvard House, 25-26 Earlsfort St., Dublin 2, Ireland ("Purchaser");

Each hereinafter jointly referred to as "Parties".

RECITALS

(A)  Grantor has rights on the network described in Schedule 1 (the "Network").

(B) Purchaser desires to acquire from Grantor and Grantor is willing to grant to Purchaser, Capacity in the Network on an IRU basis as described in
     Schedule 2 (the "Capacity") and to provide co-location services as described in Schedule 3 (the "Co-location").

(C) Grantor agrees to provide and Purchaser agrees to take the Capacity and the Co-location on the terms and subject to the conditions set out in this Agreement.

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Agreement:

     "Acceptance Date"        means the date on which Grantor acknowledges
                              receipt from Purchaser of a fully complete Service
                              Order Form;

     "Agreement"              means this written agreement, including the
                              schedules.

     "Affiliates"             means, in respect to any Party, any other entity
                              controlled by, under common control with, or controlling such Party. For the purposes of the Agreements, the term "control" means a Person's
                              (1) ownership, directly or indirectly, of equity securities entitling it to exercise in the aggregate at least 50% of the voting power of the entity in question; or (2) possession directly or indirectly, of the power to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

     "Capacity"               means the telecommunications bandwidth supplied by
                              the Grantor for Purchaser's sole and exclusive use. The Capacity may be either Wavelength services or Interim Capacity, as more fully described in Schedule 2 and Schedule 2a.

     "Co-location Services"   means the locating of Purchaser's
                              telecommunications equipment within the premises of Grantor, as further described in Schedule 3.




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     "Co-location Fee"              means the amount payable by Purchaser to
                                    Grantor for the Co-location as further
                                    described in Schedule 5.

     "Committed Delivery Date"      means in respect of each Wavelength or
                                    Wavelength Ring or Co-location Services the date on which Purchaser receives written notification from Grantor that such
                                    Wavelength or Wavelength Ring has
                                    successfully passed Grantors tests and is Ready For Service in conjunction with the Co-location Services, as further described in Schedule 6, section 1.1.

     "Confidential Information"     means in relation to either Party,
                                    information (whether in oral, written or electronic form) belonging or relating to that Party, its business affairs or activities which is not in the public domain and which: (i) either Party has marked as confidential or proprietary, (ii) either
                                    Party, orally or in writing has advised the other Party is of a confidential nature,
                                    (iii) due to its character or nature, a
                                    reasonable person would treat as
                                    confidential, and/or (iv) the contents of this Agreement.

     "Corresponding Wavelength
     Ring" means, when talking about a specific Wavelength, the Wavelength Ring the specific Wavelength is part of, as more fully described in Schedule 2.

     "DDF"                          means Digital Distribution Frame.

     "Effective Date"               means June 22, 2001 which date corresponds
                                    to the delivery date of the first STM-1 of Interim Capacity.

     "Footprint"                    means a dedicated space 60 centimeters by 60
                                    centimeters which Purchaser shall order from Grantor pursuant to a Service Order Form.

     "Initial Payment               means the amount referred to in Schedule 5,
                                    Section 1, (i).

     "Initial RFS Date"             means, with respect to each Wavelength, the
                                    date on or after which Purchaser may request such Wavelength to be activated as described in Schedule 6. Initial RFS Dates are set forth in Schedule 2.

     "Interim Capacity"             means the broadband services based on SDH
                                    technology, provided by Grantor to
                                    Purchaser, as more fully described in
                                    Schedule 2a. The Interim Capacity is
                                    delivered either to Purchaser's POPs or to Grantor's premises for an initial period of six (6) months.

     "IRU" means an indefeasible right of use of a unit of Capacity dedicated to Purchaser on the Network in accordance with the terms and conditions of this Agreement.

     "OA&M Charges"                 means the operation, administration
                                    and maintenance charges specified in Clause
                                    5 and Schedule 5.

     "ODF"                          means Optical Distribution Frame.


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     "POP"                          means a Point of Presence where Grantor
                                    exchanges telecommunications services with customers or other telecommunications carriers. The POPs are listed in Schedule 4.

     "Purchase Price"               means the amount payable by Purchaser to
                                    Grantor for the Capacity as specified in
                                    Schedule 5.

     "Requested Delivery Date"      means the date identified in the Service
                                    Order Form, on which Purchaser requires
                                    Grantor to activate a Wavelength and/or
                                    Wavelength Ring and the Co-location
                                    Services, as further described in Schedule
                                    6, section 1.1 and Schedule 2.

     "RFS Date"                     means, with respect to each Wavelength and
                                    Wavelength Ring, the date on which such
                                    Wavelength or Wavelength Ring will be ready for service as described in Clause 2.1 and
                                    Schedule 6.

     "RFS Standard"                 means the standards identified in Schedule 7
                                    which both Purchaser's and Grantor's
                                    acceptance tests must meet.

     "Service Order"                means an order for Capacity or
                                    Co-location placed by Purchaser with Grantor by means of completion of the Service Order
                                    Form.

     "Service Order Form"           means a form to be completed by Purchaser
                                    with Grantor when placing an order for
                                    Capacity or Co-location Services, a model of each of which is attached as Schedule 8.

     "Site(s)"                      means the site(s) between and at which the
                                    Capacity and the Co-location are to be
                                    provided to Purchaser as more specifically described as "Site A" and "Site B" in
                                    Schedule 2, Schedule 2a, Schedule 3 and in the Service Order Form.

     "Term" means the period from the execution of this Agreement until the expiry of the last Wavelength Term running.

     "The Network"                  means the telecommunication systems run by
                                    the Grantor from time to time, for the
                                    purpose of providing the Capacity. In the framework of this Agreement, the Network is limited to the Sites listed in Schedule 4.

     "Wavelength (s)"               means an unprotected 2.5 Gbps point-to-point
                                    broadband service, based on DWDM technology, routed on the Network, and delivered at Grantor's POPs, as further described in
                                    Schedule 2.

     "Wavelength Ring"              means a set of Wavelengths making a closed
                                    loop. The speed rate of one Wavelength Ring is 2.5 Gbps, as further described in
                                    Schedule 2.

     "Wavelength Term"              means ten (10) years from the RFS Date of
                                    the Wavelength or the RFS Date of the
                                    Corresponding Wavelength Ring.


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         "Working Day"              means local business days 8.30 am to 6.30 pm
                                    local time excluding bank and public
                                    holidays in the countries in which the
                                    relevant Sites are located.

1.2 Where the context so admits or requires words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

1.3 Clause headings are purely for ease of reference and do not form part of or affect the interpretation of this Agreement.

1.4 References to Clauses and Schedules are to Clauses of and Schedules of this Agreement.

1.5 References to each Party herein include references to its successors in title, permitted assigns and novatees.

1.6 In the event of any inconsistency between the provisions of any schedule hereto and the provisions of the main body of this Agreement, the latter shall prevail to the extent of the inconsistency.

2.       PROVISION OF CAPACITY AND CO-LOCATION

         Grantor shall provide the Capacity and Co-location subject to the conditions set forth below.

2.1      Wavelengths

2.1.1    Purchaser hereby agrees to acquire the Wavelengths specified in
         Schedule 2 hereof on an IRU basis for the Purchase Price on the terms and conditions set forth in this Agreement.

         Grantor will provide the Wavelength Rings for the Wavelength Term, unless this Agreement is terminated earlier under Clause 8, in which case such provision of Wavelength Rings shall terminate automatically. The Wavelength Term may be extended under Clause 8.1.

2.1.2 The delivery and acceptance testing procedures of Wavelengths and Wavelength Ring are set forth in Schedule 6.

2.1.3 If the RFS Date for any Wavelength or Wavelength Ring does not occur within sixty (60) Working Days of the Requested Delivery Date, Purchaser may terminate its obligation to purchase such Wavelength and the Corresponding Wavelengths on such Wavelength Ring with immediate effect, except where such delay is due to Purchaser. In such case, Grantor shall refund any Initial Payments applicable to such Wavelength or the Corresponding Wavelength Ring, plus any interest accrued on such Initial Payments from the Initial Payments Date to the date Purchaser terminates its obligation to purchase such Wavelength or the Corresponding Wavelength Ring. Such interest shall be calculated at the rate per annum of three (3)-month Euribor rate, or the highest rate applicable by law, whichever is the lesser, in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by the other.

2.1.4 Thereafter Grantor shall not reroute the Wavelengths without the permission of Purchaser, other than in an emergency or restoral situation. In such an emergency or restoral situation, Grantor shall notify Purchaser of such rerouting as soon as reasonably practicable.



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2.1.5    The Capacity shall meet the performance objectives set forth in
         Schedule 6, Service Level Agreement.

2.1.6 Purchaser shall be entitled to cause Grantor to upgrade and expand the Capacity in accordance with Purchaser's network and business growth objectives, insofar as such upgrade is technically possible. Any additional request for capacities, whether expansion, new activation or upgrade ("Additional Capacity") shall be governed by the Agreement for the Purchase of Global Transmission Services by and between France Telecom and Newco dated June 29th, 2001 ("The Global Agreement"), if the Additional Capacity falls within the scope of the Global Agreement. The SLA included in the Agreement shall apply to any such Additional Capacity. The pricing conditions included in the Global Agreement shall apply unless the Parties agree otherwise at the time of the request.

2.1.7 Grantor shall provide a circuit identifier on the Service Order Form which number shall be confirmed at the Acceptance Date.

2.2      Interim Capacity

         The terms and conditions governing the provision of Interim Capacity by Grantor to Purchaser are set forth in Schedule 2A.

2.3      Co-location Services

         The Grantor shall provide and Purchaser shall purchase Co-location Services as specified in Schedule 3 hereof for the Co-location Fee. The Grantor shall provide Co-location Services for the term set forth in the Service Order Form unless this Agreement is terminated earlier under Clause 8, in which case such provision of Co-location Services shall terminate automatically. The provision of Co-location Services may be extended under Clause 8.1.

3.       PAYMENT FOR CAPACITY AND CO-LOCATION SERVICES

3.1 Purchaser shall make payment for the Capacity to Grantor's account in immediately available Euros, in accordance with the payment terms set forth in Schedule 5 and 6.

3.2 OA&M CHARGES. Grantor will invoice Purchaser quarterly in advance in Euros on the first Working Day of January, April, July and October for the OA&M Charges, with the exception of OA&M to be applied on Capacity activated in between January, April, July and October. In this case, OA&M will be charged to Purchaser at quarterly pro rata temporis from the RFS Date of each Capacity.

         CO-LOCATION SERVICES. Grantor shall invoice Purchaser monthly for all sums payable by Purchaser for Co-location Services. Grantor shall establish the invoice not later than thirty (30) days after the month to which the Co-location Services relates.

3.3      Purchaser shall pay all amounts due under this Agreement within thirty
         (30) days of the date of the invoice.

3.4 Purchaser shall make all payments under this Agreement by means of a wire transfer to an account designated by Grantor in writing within thirty (30) Working Days after the invoice date, by bank transfer to the following Grantor account:

         CREDIT LYONNAIS
         AGENCE CENTRALE ENTREPRISES PARIS
         CODE IBAN FR76 3000 2007 9000 0000 6230 S35
         CODE SWIFT CRLY FRPP XXX



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         Each Party shall be entitled on reasonable grounds to dispute any invoice or payment. In such case, that Party shall give the other Party notice within thirty (30) days of receipt of the disputed invoice or payment, specifying the disputed amount, together with such supporting documentation as shall be necessary to substantiate its claim. The Parties shall co-operate to resolve the dispute in an expeditious manner and in any event within thirty (30) additional days. No claims shall be valid if such notice and documentation is not delivered within such thirty (30) day period. In no event shall either Party withhold any part of any invoice which is not the subject of a bona fide dispute. If the dispute is not resolved within the above prescribed period, it shall follow the Dispute Resolution process defined in Clause 23.

3.5 All amounts due hereunder that are not paid when due, including any amount subject to a bona fide dispute by a Part shall accrue interest at the rate per annum of three (3)-month Euribor rate, or the highest rate applicable by law, whichever is the lesser, in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by the other.

3.6      The Purchase Price is fair market value.


4.       TAXES

4.1 All payments made by Purchaser under this Agreement shall be made without any deduction, set-off or counterclaim and, except to the extent required by any law or regulation, free and clear of any deduction or withholding on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes").

4.2 All payments under this Agreement are exclusive of value added tax or other relevant sales or turnover taxes ("VAT"). Purchaser shall pay to grantor all applicable VAT with the relevant payments for the Services.

4.3 Any rates, levies, charges or Taxes (other than taxes on Grantor's income) levied or assessed in relation to the use, ownership, possession or occupation of the Capacity or Co-location Services provided pursuant this Agreement (being rates, levies, charges or Taxes that are directly related to the use, ownership, possession or occupation by Purchaser of the Capacity or Co-location Services) shall be borne by and shall be for the account of Purchaser.

5.       OPERATION, ADMINISTRATION AND MAINTENANCE OF THE NETWORK

5.1 Grantor shall cause the Network to be operated, administered and maintained in efficient working order and in accordance with the standards of a reputable service provider in the telecommunications industry and in accordance with Schedule 3, Access and Co-location Services. Grantor shall ensure that its sub-contractors, affiliates, and suppliers perform their obligations and will cause them to operate the Network including routine, preventive and corrective maintenance in accordance with performance standards set forth in Schedule 6. Grantor shall be solely responsible for the performance of its obligations hereunder and the performance of its sub-contractors, affiliates and suppliers and shall indemnify and hold Purchaser harmless regarding any claim, loss or damage asserted or caused by any such sub-contractor, affiliate or supplier of Grantor.

5.2 Grantor will have sole responsibility for negotiating, executing and administering the contracts related to the construction, operation, maintenance and repair of the Network.



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5.3      Should any condition exist that may impair the integrity of the
         Network, Grantor shall initiate and coordinate restoral or planned maintenance as required, which may include deactivation of the Network or a segment thereof. As per section 5 of Schedule 6, Grantor shall, to the extent reasonably practicable, give Purchaser fourteen (14) calendar days notice in writing (or such shorter period as may be necessary), prior to initiating a planned maintenance operation, of the timing and scope of such planned maintenance operation.

5.4 In the event of disruption of service due to an Event of Force Majeure or any other cause or other emergency, Grantor shall cause service to be restored as quickly as possible, and Grantor shall take all such measures necessary to obtain such objective.

5.5      Purchaser shall pay the OA&M Charges in accordance with Clause 3.2.

6.       ACCESS TO THE NETWORK

6.1      POPS

         Purchaser shall have the right to connect its telecommunications system and access circuits with the Network and Grantor will ensure that Purchaser is granted access to the Network at the points agreed between the parties ("POPs"), upon reasonable prior notice between 9.00 a.m. and 5.00 p.m., Monday to Friday ("Normal Business Hours"), as described in Schedule 3. Purchaser may obtain access to the Network outside Normal Business Hours upon receipt of Grantor's prior written consent. Purchaser shall be entitled to install Purchaser's equipment at the POP, if necessary, and shall comply with all reasonable instructions issued from time to time by Grantor in relation to the use of the POP facilities. Grantor will also ensure that any access circuit, equipment, or maintenance provider chosen by Purchaser is granted access to Grantor's Sites in France under the same conditions granted to Purchaser as described above. Should Purchaser face major difficulties in accessing Grantor's Sites via a third party, Grantor and Purchaser shall negotiate in good faith in a timely manner fair and reasonable conditions for the access to the Sites.

6.2 Purchaser shall keep safe and secure and shall take all reasonable care of any and all equipment at Grantor's premises or elsewhere while such equipment is in the possession and control of Purchaser, whether the connection to the Network is performed either by the Purchaser itself, or any access provider chosen by Purchaser.

6.3 Purchaser acknowledges that it will not have exclusive occupation of the POPs and in recognition of this fact, Purchaser covenants with Grantor that it will not, and that it will procure that its personnel, customers and access providers will not, tamper with, modify, deal, repair, alter or in any way interfere with equipment which is not their own without the prior authorisation of Grantor. Purchaser acknowledges that the right of access granted under this Clause 6 is granted solely for the purpose of connecting its telecommunications system and access circuits to the Network and solely for the purpose of receiving the Capacity and Co-location services provided by Grantor to it under this Agreement.

7.       NON-INTERFERENCE AND COMPLIANCE WITH LAW

7.1 Purchaser's use of the Network shall not: (i) interfere with or impair service over any of the facilities comprising the Network or any circuits or facilities of any other user of System; (ii) impair privacy of any communications over such circuits or facilities; (iii) cause damage of any nature to the Network; or (iv) create hazards to the employees of any of the aforementioned users of the Network or of any owner of the aforementioned circuits or facilities or to the public.



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7.2      Purchaser shall obtain all necessary licences, approvals, permits and consents required by any government or regulatory authority having jurisdiction over the Network to authorise Purchaser to use the Network. Purchaser shall use the Network in accordance with and subject to all applicable provisions of law including but not limited to the licences for Grantor to operate the Network and any and all applicable rules, regulations and orders of any government or regulatory authority having jurisdiction over the Network.

7.3 Purchaser shall comply with all reasonable rules and instructions from time to time notified by Grantor to Purchaser in relation to the safe use of the Capacity and Co-location.

8.       TERM AND TERMINATION

8.1 This Agreement shall have effect on and from the Effective Date and, subject to the remaining terms of this Clause 8, shall continue in full force and effect for the Term.

         Before the end of each Wavelength Term, Purchaser may decide to extend such term. The Parties shall agree on such extension and on the amounts to be paid (including OA&M) at such time.

8.2 If either Party commits a material breach of this Agreement, and such breach is not remedied within thirty (30) days following a written notice by the non-breaching Party, the non-breaching Party may terminate this Agreement with immediate effect and exercise all rights and remedies available to it at law.

8.3 Either Party may terminate this Agreement forthwith on written notice if the other Party becomes insolvent, has a trustee, receiver, administrative receiver, administrator or manager appointed of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or any order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation of reconstruction) under the laws applicable to that Party. If such an event occurs on the part of the Grantor, the trustee, receiver, administrative receiver, administrator or manager of insolvency shall continue to service the Capacity until the end of the Term for such time as Purchaser continues to pay the OA&M charges.

9.       NO LICENSE

         Nothing in this Agreement shall vest in or confer on Purchaser any patent or any other right or licence in the intellectual property arising from or relating to any apparatus, system or method used by Grantor or by Purchaser in connection with the use of the Capacity or Co-location.

10.      ASSIGNMENT

10.1 Either Party ("the Assigning Party") shall be permitted to assign, transfer or otherwise dispose of this Agreement to any of its Affiliates. The Assigning Party shall give the other Party thirty (30) days advance written notice of any such assignment, transfer or other disposition.

10.2 Neither Party shall be entitled, except as provided in Clause 10.3, to assign, transfer or dispose of, in any manner, this Agreement to a non-Affiliate without the prior written consent of the other Party, and any attempted assignment, transfer or disposal without said prior written consent shall be void.


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10.3     No person other than a Party to this Agreement shall be entitled to enforce or benefit from any term of it save that where an agreement is entered into pursuant to which any rights and/or obligations contained in this Agreement are permissibly assigned or novated to a third party, nothing in this Clause shall, of itself, operate to prevent the assignee from taking the benefit of, and enforcing, any rights so assigned.

11.      INTELLECTUAL PROPERTY

         For the avoidance of doubt nothing in this Agreement shall have the effect of granting or transferring to, or vesting in Purchaser any intellectual property rights, or any other right, title or interest in or to any ideas, strategies, methodologies, processes, concepts or policies belonging to, denied, developed or created by Grantor or any third party whether before or in the course of performance of this Agreement or otherwise, or any material, item or work devised, developed or created by Grantor or any third party prior to or during the term of this Agreement.

12.      NATURE OF RIGHTS

         All rights granted hereby and obligations entered into hereunder are purely contractual. Nothing in this Agreement shall have effect to grant any ownership, proprietary or possessory rights in any of the subject-matter hereof to Purchaser.

13.      WARRANTIES

13.1     Grantor hereby represents and warrants to Purchaser that:

13.1.1 Grantor is a corporation duly organised and validly existing under the laws of France; and

13.1.2 Grantor has full power and authority to enter into and perform this Agreement, and that there are no existing agreements or arrangements with third parties the terms of which prevent it from entering into this Agreement or which would impede or prevent the substantial performance of its obligations under this Agreement.

13.2     Purchaser hereby represents and warrants to Grantor that:

13.2.1 Purchaser is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation; and

13.2.2 Purchaser has full power and authority to enter into and perform this Agreement, and that there are no existing agreements or arrangements with third parties the terms of which prevent it from entering into this Agreement or which would impede or prevent the substantial performance of its obligations under this Agreement.

13.3 The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

13.4 Grantor represents and warrants that it will obtain by the RFS Date, all material and applicable governmental or non-governmental licences, easements, rights of way, rights of collocation and any other approvals, permits or consents required for Grantor to provide the Capacity and Co-location Services ("Authorisations"), and will maintain or renew all such Authorisations through the term of this Agreement and



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

         replace such Authorisations with reasonably suitable replacement Authorisations if any expire or are terminated or discontinued during the term of this Agreement. If any Authorisations are modified, terminated or discontinued and not replaced resulting in interruption of service, then Grantor will provide Purchaser with comparable Service or compensate Purchaser appropriately.

14.      LIABILITIES AND WARRANTIES

14.1 This Agreement sets forth the full extent of each Party's obligations and liabilities in respect of the provision of Capacity and the Co-location. Any condition, warranty or other term concerning the provision of Capacity and Co-location which might otherwise be implied into or incorporated into this Agreement, or any collateral contract, whether by statute, common law or otherwise is hereby excluded.

14.2 Grantor shall not be liable to Purchaser for any loss or damage caused by or arising out of any temporary failure or disruption of the Network or any facilities associated herewith or for any interruption of a Service except as expressly provided in this Agreement.

14.3 Nothing in this Agreement shall exclude or limit either Party's liability for fraud or for death or personal injury.

14.4 In no event shall either Party be liable under this Agreement for any consequential, incidental, indirect or special loss or damage of any kind, in each case howsoever arising, and whether arising in tort (including negligence), breach of contract or otherwise.

14.5 Neither Party shall be liable to the other or any third party for any claim, damage or expense by reason of the information or content transmitted over the Network by either Party.

14.6 Notwithstanding anything in this Agreement, neither Party shall be liable to the other for any claims arising out of a breach in the privacy or security of communications transmitted over such Party's facilities, unless such breach in the privacy or security of such communications is a result of the willful misconduct of such Party.

14.7 Except for (a) claims arising from death or personal injury (for which no limit applies); (b) claims arising from breach of third party intellectual property rights; (c) unpaid invoices; or (d) credits under any service level agreements, the Parties' cumulative liability for damages under this Agreement, for any cause whatsoever, and regardless of the form of action, whether in tort or contract, shall be limited to Euros 7,500,000 per event, or per series of connected events.

14.8 The provisions of this Clause 14 shall continue to apply notwithstanding the termination or expiry of this Agreement.

14.9 Grantor represents and warrants that it shall supply the Capacity described in Schedule 2, and ensure that the maintenance and restoral are performed, all in accordance with the standards of a reputable service provider in the telecommunications industry.

15.      FORCE MAJEURE

         Neither Party shall be deemed in default of any of its obligations under this Agreement, if, and to the extent that, performance of such obligation is prevented or delayed by acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, national emergency, act or omission of any governing


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

         authority or agency thereof or any other unforeseeable, unpredictable, circumstances beyond its control ("Event of Force Majeure"), provided that such Event of Force Majeure is not caused by the negligence of the Party claiming the Event of Force Majeure. The claiming Party shall use reasonable endeavours to avoid or minimise the effects of an Event of Force Majeure. Upon the occurrence of an Event of Force Majeure, the time for performance shall be extended for the period of delay or inability to perform due to such occurrence, provided that should such Event of Force Majeure extend beyond sixty (60) days, the non-affected Party shall have the right to terminate this Agreement and seek all remedies available to it at law.

16.      RELATIONSHIP OF THE PARTIES

         The relationship between the Parties is that of independent contractors. Nothing in this Agreement shall constitute the Parties as partners, joint ventures or constitute any Party as the agent, employee or representative of the other Party or empower any Party to act for, bind or otherwise create or assume any obligation on behalf of any other Party, and no Party shall hold itself out as having authority to do the same.

17.      SEVERABILITY

         If any term of this Agreement is found to be illegal, invalid or unenforceable under any applicable law, such term shall, insofar as it is severable from the remaining terms, be deemed omitted from this Agreement and shall in no way affect the legality, validity or enforceability of the remaining terms.

18.      WAIVER

         The failure of any Party to enforce or to exercise at any time or for any period of time any term of or any right or remedy pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term, or right or remedy and shall not prevent any further exercise of the term, right or remedy or the exercise of any other right or remedy.

19.      HEADINGS

         The headings of the clauses of this Agreement are for convenience of reference only and are not intended to restrict, affect or be of any weight in the interpretation or construction of provisions of such clauses.

20.      NOTICES

         Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or served by the Parties if sent by hand or facsimile or by registered mail addressed as follows:

         If to Grantor:                   If to Purchaser:


         France Telecom                   Equant Network Systems Limited

         ATTN:  Frederic Freschel,        ATTN:  General Counsel,

         With a copy to Legal                        with a copy to Vice
                                                     President, Telecom
                                                     Supplier Management

         Facsimile: +33 1 43 42 63 34                Facsimile: 1 703 689 6690
                                                                1 33 4641 9188
         If notice is sent by hand, it shall be deemed to have been received on the date of delivery, provided delivery is obtained. If notice is sent by registered mail, it shall be deemed to have been received on the fifth day after it was dispatched. If notice is sent by facsimile, it shall be deemed to have been received upon day the transmission was sent.

21.      AMENDMENTS

         No alteration to or variation of this Agreement shall take effect unless and until the same is in writing and signed on behalf of each of the Parties by a duly authorised representative.

22.      CONFIDENTIALITY

22.1 Subject to Clause 22.2, each Party undertakes to the other that it will maintain and treat in confidence, and procure that its directors, employees and professional advisers, sub-contractors and agents maintain and treat in confidence, the other Party's Confidential Information.

22.2     Clause 22.1 shall not apply to any information which:

         - is in or comes into the public domain other than by default of the recipient Party; or

         - is or has already been independently generated by the recipient Party; or

         - is lawfully received by the recipient from a third party on an unrestricted basis; or

         - is in the possession of or is known by the recipient Party prior to the date of this Agreement, to the extent that such recipient Party is not bound by any existing obligation of confidentiality in respect of such information to the other Party hereto.

22.3 Nothing in this Clause 22 shall prohibit or restrict either Party disclosing any Confidential Information to the extent to which the same is required to be disclosed by law, regulation or pursuant to an order of a competent authority, or to a legal, financial, accounting or other professional adviser (including lenders and other financiers), provided the recipient provides, in the case of disclosure by law, regulation or order, the disclosure with reasonable written notice prior to any such disclosure and in the case of disclosure to a professional advisor that the professional advisor undertakes to treat the Confidential Information as confidential (in terms materially the same as this Clause 22).

22.4 On termination of this Agreement for whatever reason the recipient Party shall return to the disclosing Party (or, at the discretion of the disclosing Party, destroy) all copies of Confidential Information of the other Party which it has in its possession.

22.5 The provisions of this Clause 22 shall survive the termination or expiry of this Agreement for a period of five years.

23.      ANNOUNCEMENTS

         No announcement shall be made or issued in respect of the subject matter of this Agreement without the prior written approval of the Parties (save for any announcement which is required to be made by any stock exchange or by any governmental authority, where the relevant Party shall (as far as practicable) make available the proposed announcement to the other Party for prior comment). The Parties will co-operate to establish a public position which they are entitled to present to third parties.

24.      GOVERNING LAW AND DISPUTE RESOLUTION

24.1 This Agreement shall be construed in accordance with and shall be governed by the laws of England and Wales.

24.2 Where any dispute or difference arises between Purchaser and Grantor or their representatives which remains unresolved, the dispute or difference shall be escalated as follows, for resolution:

         FIRST LEVEL

         Grantor                    Account Manager

         Purchaser                  VP, Telco Supplier Management

         If agreement cannot be reached within ten working days the dispute or difference may be escalated by either Party to the Second Level.

         SECOND LEVEL

         Grantor                    VP, CSS

         Purchaser                  VP, Customer Services and Network Finance

         If agreement cannot be reached within ten days of escalation to the Second Level then either Party may escalate the dispute or difference to the Third and final level:

         THIRD LEVEL

         Grantor                    FTLD EVP

         Purchaser                  Senior VP, Customer Service and Network

         If agreement cannot be reached within ten (10) days of escalation to the Third Level then either Party may refer the dispute to arbitration pursuant to the Rules of Arbitration and Reconciliation of the International Chamber of Commerce.

24.3 Nothing in this Clause 24 will prevent either Party from having recourse to a court of competent jurisdiction for the purpose of seeking a preliminary injunction or other provisional declaratory relief, as it considers necessary to avoid irreparable damage.

25.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

26.      ENTIRE AGREEMENT

         This Agreement contains all the terms agreed among the Parties regarding its subject matter and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations among the Parties prior to this Agreement except as expressly stated in this Agreement.

         SCHEDULES:

         1 - The Network
         2 - The Capacity : Wavelength Rings
         2a - The Interim Capacity
         3 - Access and Co-Location Services
         4 - Addresses of the POPs
         5 - Pricing
         6 - Service Level Agreement
         7 - Ready For Service Standard
         8 - Service Order Forms

27.      FURTHER ASSURANCES

         The Parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date set forth herein (the "Date of Signature").

FRANCE TELECOM                               EQUANT NETWORK SYSTEMS LTD.

By:                                          By:
         ----------------------------                -------------------------
                (Signature)                                  (Signature)

Name:                                        Name:
         ----------------------------                -------------------------

Title:                                       Title:
         ----------------------------                -------------------------

Date:                                        Date:
         ----------------------------                -------------------------

                                   SCHEDULE 1

                                   THE NETWORK

A        DESCRIPTION

The Network is a state-of-the-art, self-healing broadband network linking Europe's largest cities. It can carry 80 Gbps of traffic on each ring. Built and operated by France Telecom with its affiliates, the Network will span 20,000 km to interconnect 40 cities in 16 countries with seamless links, and be accessible from over 250 major urban and business centres throughout Europe.

With the exception of France, the strategy of France Telecom is not to build all of the infrastructure (fibre) but rather to buy Indefeasible Right of Usage in fibre optics systems from other providers. For financial and regulatory purposes, France Telecom has bought these Indefeasible Rights of Use through long term commercial agreements with its European affiliates. However, France Telecom is fully responsible for the architecture and engineering of the EBN. In this scope, France Telecom has selected and implemented along the fibre its own WDM and SDH equipment.

B.       TECHNOLOGY

                                   SCHEDULE 2

                         THE CAPACITY: WAVELENGTH RINGS

THE CAPACITY                                   Initial RFS            Latest Requested
                                               Date                   Delivery Date
CENTRAL RING
Amsterdam            Frankfurt                  01/04/2002               31/12/2003
Frankfurt            Paris                      SOF Acceptance           31/12/2003
                                                Date+ 70
                                                Working Days
Paris                London                     SOF Acceptance           31/12/2003
                                                Date + 70
                                                Working Days
London               Brussels                   01/04/2002               31/12/2003
Brussels             Rotterdam                  01/04/2002               31/12/2003
Rotterdam            Amsterdam                  01/04/2002               31/12/2003

GERMAN RING(1)
Frankfurt            Dusseldorf                 01/12/2001               31/12/2003
Dusseldorf           Hanover                    01/12/2001               31/12/2003
Hanover              Hamburg                    01/12/2001               31/12/2003
Hamburg              Berlin                     01/12/2001               31/12/2003
Berlin               Nuremberg                  01/12/2001               31/12/2003
Nuremberg            Frankfurt                  01/12/2001               31/12/2003

GERMAN RING(2)
Frankfurt            Stuttgart                  01/12/2001               31/12/2003
Stuttgart            Munich                     01/12/2001               31/12/2003


Munich               Nuremberg                  01/12/2001               31/12/2003
Nuremberg            Frankfurt                  01/12/2001               31/12/2003

SPANISH RING
Paris                Toulouse                   SOF Acceptance           31/12/2003
                                                Date + 70
                                                Working Days
Toulouse             Madrid                     01/02/2002               31/12/2003
Madrid               Barcelona                  01/02/2002               31/12/2003
Barcelona            Toulouse                   01/02/2002               31/12/2003

Toulouse             Marseille                  SOF Acceptance           31/12/2003
Marseille            Lyon                       Date  + 70
Lyon                 Paris                      Working Days

SWISS RING
Paris                Zurich                     SOF Acceptance           31/12/2003
                                                Date + 70
                                                Working Days
Zurich               Geneva                     01/04/2002               31/12/2003
Geneva               Paris                      SOF Acceptance           31/12/2003
                                                Date + 70
                                                Working Days

ITALIAN RING
Paris                Milan                      SOF Acceptance           31/12/2003
                                                Date  + 70
                                                Working Days
Milan                Nice                       01/04/2002               31/12/2003
Nice                 Marseille                  01/04/2002               31/12/2003

Marseille            Lyon                       SOF Acceptance           31/12/2003
Lyon                 Paris                      Date + 70
                                                Working Days



With respect to POPs which Purchaser does not take Co-location Services, the Capacity will be delivered to Grantor's DDF which will be located in the Grantor's POPs in the cities listed above. The Grantor's DDF will be the last demarcation point for provisioning and supervision. With respect to POPs which Purchaser does take Co-location Services, the Capacity will be delivered to Purchaser's DDF which will be located in the Grantor's POPs in the cities listed above. The Purchaser's DDF will be the last demarcation point for provisioning and supervision.

                                   SCHEDULE 2A

(1)

                                   SCHEDULE 3

                         ACCESS AND CO-LOCATION SERVICES

1.       THERE ARE FOUR SCENARIOS FOR CO-LOCATION AND LOCAL ACCESS

     a) Purchaser may order Co-location Service within the Grantor's POP to install Purchaser's terminating equipment. Purchaser shall be responsible to order the local loop for access into the POP.

     b) Purchaser may order Co-location Services within the Grantor's POP to install Purchaser's terminating equipment. Purchaser shall be responsible to order a dark fibre city ring to connect the Grantor's POP to Purchaser's POP.

     c) Purchaser and Grantor may have their POPs located in the same building in which case no Co-location Services will be required. Grantor shall provide fibre extension to connect its POP and Purchaser's POP.

     d) Purchaser may order from Grantor local access at the DWDM level in which event Grantor shall install the terminating equipment in Purchaser's POP and no Co-location Services shall be required at Grantor's POP.

2.       CO-LOCATION SERVICES

Co-location Services shall be provided for Purchaser's equipment (the "Equipment") and shall include the services described in this section 2.

The particular Co-location Services to be delivered by Grantor to Purchaser in any given POP shall be identified in the relevant Service Order Form which shall make reference to all or part of the services mentionned in this section.

Co-location Services includes both dedicated space and associated services.

Co-location Services include the supply to Purchaser of a dedicated Footprint in a shared area accessible to other customers of Grantor. Co-location Service includes:

         1. High level security and controlled access

         2. Controlled environment

         3. Fire protection

         4. High energy consumption (maximum 2 kW per Footprint)

         5. Fully redundant facility for optimal reliability

The Co-location Services specifications are summarised in the following table. Certain sites may very slightly from the general specifications. During the Equipment installation phase, Grantor and Purchaser shall jointly produce a document (Services and Site Description) which shall include:
access procedure, technical specifications, Footprint layout, network connectivity and floor plan. Prior to the installation of any Purchaser's Equipment, Purchaser shall provide to Grantor the specifications applicable to the Co-location of its equipment. Grantor shall advise if it is able to meet such specifications. In the event that Grantor is unable to do so, the Parties shall meet to determine an appropriate work around plan.

2.1      CO-LOCATION TECHNICAL SPECIFICATIONS

CO-LOCATION SITES             Sites are ETSI 300-019-1-3 class 3.1 compliant
                              (standard for a telecommunication room)

ACCESS AND SECURITY           Centralised access control for the doors with
                              magnetic badges and intrusion alarms. The access surveillance centre is 24/24h manned centre to allow intervention on equipment at any time

RAISED FLOOR                  The floor stands a floor load of 650kg/m(2)
                              Raised floor of minimum 0.35 m high and with 60x60 cm2 footprints and ventilation panels. Its transverse electric resistance is in the 10(5) and 10(8) (OMEGA) range and the framework is connected to the earth. Its reaction to fire is of the M1 type. The Footprint shall have a metallic face that is connected to the earth (the resistance between any two metallic points should be less than 50 m(OMEGA)) Ceiling Height greater than 3.5m from floor to ceiling (corresponds to more than 2.5m for the equipment)

POWER SUPPLY                  Two distinct 48 V power feedings. These are
                              secured with batteries that can take over for 9H
                              The 230 V (50 Hz) power feeding is secured (UPS)
                              Separate plug box for emergency generating

AIR CONDITIONING              Air filters : their efficiency shall
                              be 85% gravimetric (i.e. the filters stop 90% of the 3(mu) dusts and 85 % of the 1(mu) dusts) The
                              Equipment can work in a 5(degree)C - 40(degree)C range with a maximum relative humidity of 85% non condensing Low/High temperature alarms

FIRE DETECTION
 AND EXTINCTION               Smoke detectors shall be connected to a 24/24h
                              surveillance centre. The doors are at least 1H fireproof and the partitions 2H Neutral gas fire extinction System of the INNERGEN or ARGON type

EARTHING                      Earthing is greater than or equal to 5(OMEGA)

LIGHTING                      Neon lights with electronic ballasts
                              Lighting is 300 lux/m2
LIGHTNING PROTECTION          Over voltage protection is installed

FIBRE ACCESS                  Fibres can reach the building through two distinct
                              ducts

         2.2 AVAILABILITY OF CO-LOCATION SERVICES

The Grantor shall provide Co-location Services in the following POPs:

                               INITIAL NEEDS    MAXIMUM
      CITY           OWNER          (NB           (NB                              ADDRESS
                                FOOTPRINT)    FOOTPRINT)

   AMSTERDAM 1      Casema           1             3       Spaklerweg 20, 1096 BA, Amsterdam
   BRUSSELS 1      Mobistar          1             1       18 rue Theodore Verhaegen, 1060 Brussels
   BRUSSELS 2      Mobistar          1             1       22 quai de Willebroek, 1210 Brussels

   FRANKFURT 2        TBD            2             3       TBD
    HAMBOURG       Mobilcom          0             2       Wendenstrasse 377, Hamburg
     LYON 1           FT             1             1       Lyon Sevigne, 1 rue Duphot, BP 3048, 69003 Lyon
     LYON 2           FT             1             1       Lyon Lacassagne, 131 avenue Felix Faure, 69003 Lyon
    MADRID 1         Uni2            1             2       2 calle Meneses, 28045 Madrid
    MADRID 2          ?              1             2       Understudy - To be determined
   MARSEILLE 1        FT             1             2       Marseille Nedelec, 2 rue Jules Ferry, 13003 Marseille
   MARSEILLE 2        FT             1             2       Marseille St Mauront, 83 rue Felix Pyat, 13003 Marseille
     MILAN 1         Wind            1             2       Viale Ortles, 70, Milano
     MILAN 2         Wind            1             2       Viale Italia, 26, Sesto San Giovanni
   ROTTERDAM        Casema           1             2       Van Vollehovenstraat 3, 3016 BE Rotterdam
     NICE 1           FT             1             1       48 rue Berlioz 06008 NICE
     NICE 2           FT             1             1       Rue Barthelemy 06000 NICE
   TOULOUSE 1         FT             1             1       9 rue Camichel BP 852, 31031 Toulouse Cedex 6
   TOULOUSE 2         FT             1             1       45 rue de Soupetard, 31045 Toulouse Cedex
     ZURICH        IXEurope          1             2       Hardstrasse 235, CH-8005 Zurich

         2.3 FIRST LEVEL MAINTENANCE

First Level Maintenance shall be provided as further described below. First Level Maintenance is strictly limited to telecommunications equipment (excluded are servers, etc.)

First Level Maintenance is comprised of the following actions, including:
- Power on/off on the Equipment;
- Reboot of the Equipment;
- Maintenance action on Equipment's technical environment (power supply, breakers, fans, etc.);
- Visual check of both front and rear panels of the Equipment;
- Removal of a card from a slot under Purchaser's remote technical support;
- Change of a card under Purchaser's remote technical support;
- Insertion of a new card in a fully equipped pre-cabled rack under Purchaser's remote technical support;
- Replacement of damaged cabling or connection;
- Performance of a physical loopback on an interface under Purchaser's remote technical support.

Purchaser must :

         - provide a spare set for the relevant Equipment,
         - give information indeed formation regarding its Equipment to facilitate Grantor's intervention.


Twelve (12) interventions per each rolling six month period per Footprint are included in the Co-location Services Price. Each intervention shall be of a reasonable duration under the circumstances (4-5 hours). For any intervention in excess of a reasonable duration, Grantor shall advise Purchaser that additional charges may apply and Purchaser shall decide whether or not to continue the intervention.

In the event that Purchaser requests additional hours, the following rates shall apply:

         - During business hours:  200 Euros/hour
         - During non business hours: 300 Euros/hour

For any supplementary intervention (in addition to the 12 included in the Collocation Services identified above), the following prices will be applied for the first hour:

         - During business hours:  500 Euros (including transfer)
         - During non working hours: 750 Euros (including transfer)

         2.4 INTERNAL CABLING TO CONNECT WITH A THIRD PARTY PROVIDER EXTERNALLY

For in-house cabling between Purchaser's Footprint and any other equipment on the site for the purpose of connecting to a third part provider who shall connect externally, the following prices for the cabling shall apply:

One (1) Fibre pair

         - Non Recurrent Charge : 1000 Euros

One (1) copper pair

         - Non Recurrent Charge : 400 Euros

-

         ALL OTHER CABLING IS FREE OF CHARGE.

         2.5 ADDITIONAL SERVICES

Any additional services required by the Purchaser, not covered in the Co-location Services described herein, would be subject to a feasibility study and additional costs.

         2.6 SITE ACCESS ARRANGEMENT

This paragraph describes the procedure for accessing Grantor's sites where Grantor provides Co-location Services for the Equipment (see list of POPs on the previous page).

All communication regarding Co-location Services, between the Purchaser and the Grantor's CSC (Customer Service Centre) shall be in English.

FOR PURCHASER'S STAFF:

ANY PLANNED WORK

-- The Purchaser will notify the Grantor's CSC of the commencement date for the work four (4) calendar days prior to the visit. The notification shall be made by phone or email, followed by a confirmation by fax within one (1) day and shall include the identity of the Purchaser's representatives, the sites concerned by the intervention, and the expected duration of the work. A site request form will be provided by the Grantor to the Purchaser.

-- The Grantor's CSC shall acknowledge Purchaser's notification within one (1) day of receipt. Grantor's CSC shall make the necessary arrangements for ensuring access to Purchaser's representatives upon presentation of their identity cards in all the sites where work might be done.

VISIT RELATED TO O&M

For any corrective intervention, the Purchaser shall contact by phone the Grantor's CSC to obtain the access to the sites concerned. Immediate access to the buildings concerned, which are manned 24 hours a day, can be gained by following the procedure hereafter:

-- a list of Purchaser authorised maintenance people has been previously delivered to the Grantor.

-- the authorised maintenance person must present an identity card or passport.

The procedure is the same for manned and unmanned sites, all of which are all accessible 24/7.

AGENTS OR SUBCONTRACTORS OF PURCHASER

Agents or subcontractors will be under the responsibility of the Purchaser and generally will be accompanied and/or introduced by a representative(s) of Purchaser for the first visit. Thereafter this personnel shall be considered as Purchaser staff and the above procedure shall apply provided that the Purchaser provides the required identification and notifications to the Grantor's CSC.

         2.7  ESCALATION

An escalation procedure will be defined by the parties.

         2.8  ACCESS: WAVELENGTH EXTENSION IN ILE DE FRANCE (FRANCE)

This section describes the access solution for the Ile de France whereby Grantor shall provide access Wavelengths between Grantor's POPs and Purchaser's POPs.

Grantor shall deploy a DWDM ring in Ile de France DEDICATED to Purchaser for the purpose of carrying the access Wavelengths between Grantor's POPs and Purchaser's POPs ("Access Wavelengths").

Grantor shall provide Access Wavelengths in Europe between Grantor's POPs (outside of Paris) and Purchaser's POPs located in the Paris area.

2.1 REPARTITION PER BAND FOR A 32 UNPROTECTED LAMBDA ENGINEERING


[GRAPHIC]

THE TABLE BELOW GIVES THE REPARTITION OF THE 32 UNPROTECTED WAVELENGTHS AND THE ACTIVATION DATE (EITHER FOR THE INITIAL IMPLEMENTATION MENTIONED IN PARAGRAPH PRODUCTION PROCESS FOR THE DWDM RING IN PARIS BELOW OR IN SUBSEQUENT IMPLEMENTATIONS COINCIDING WITH THE ORDERING OF LONG DISTANCE WAVELENGTHS).

RING                  LAMBDA ORIGIN             FTLD POP       EQUANT POP     ACTIVATION DATE
Central Ring 1        London                      STA          Puteaux     Initial implementation
                      Frankfurt                  PAST          Puteaux     Initial implementation
Central Ring 1        London                      STA          Puteaux     Initial implementation
                      Frankfurt                  PAST          Puteaux     Initial implementation
Central Ring 1        London                      STA          Neuilly     Subsequent implementation
                      Frankfurt                  PAST          Neuilly     Subsequent implementation
Central Ring 1        London                      STA          Neuilly     Subsequent implementation
                      Frankfurt                  PAST          Neuilly     Subsequent implementation
Italian Ring 1        Lyon                       PAST          Neuilly     Initial implementation
                      Milan                       MSO          Puteaux     Initial implementation
Italian Ring 2        Lyon                       PAST          Neuilly     Subsequent implementation
                      Milan                       MSO          Neuilly     Subsequent implementation
Italian Ring 3        Lyon                       PAST          Puteaux     Subsequent implementation
                      Milan                       MSO          Puteaux     Subsequent implementation
Italian Ring 4        Lyon                       PAST          Neuilly     Subsequent implementation
                      Milan                       MSO          Neuilly     Subsequent implementation
Spanish Ring 1        Marseille                  PAST          Neuilly     Initial implementation
                      Toulouse                    MSO          Puteaux     Initial implementation
Spanish Ring 2        Marseille                  PAST          Neuilly     Subsequent implementation
                      Toulouse                    MSO          Neuilly     Subsequent implementation
Spanish Ring 3        Marseille                  PAST          Puteaux     Subsequent implementation
                      Toulouse                    MSO          Puteaux     Subsequent implementation
Spanish Ring 4        Marseille                  PAST          Neuilly     Subsequent implementation
                      Toulouse                    MSO          Neuilly     Subsequent implementation
Swiss Ring 1          Zurich                     PAST          Neuilly     Initial implementation
                      Geneva                      MSO          Puteaux     Initial implementation
Swiss Ring 2          Zurich                     PAST          Neuilly     Subsequent implementation
                      Geneva                      MSO          Neuilly     Subsequent implementation
Swiss Ring 3          Zurich                     PAST          Puteaux     Subsequent implementation
                      Geneva                      MSO          Puteaux     Subsequent implementation
Swiss Ring 4          Zurich                     PAST          Neuilly     Subsequent implementation
                      Geneva                      MSO          Neuilly     Subsequent implementation


The solution used to carry the Wavelengths between Grantor's POP and the Purchaser's PoPs consists in building a DWDM ring. Grantor proposes an (( unprotected )) engineering.

Grantor shall be responsible for the Access Wavelengths which arrive at St Amand and Monstouris and Pastourelle.

2.2 TECHNICAL FEATURES

--    WDM ring enables to carry 32 protected (lambda) (or 64 unprotected
      (lambda))

--    Band : 4(LAMBDA)

--    200 GHz spacing : DENSE WDM

--    Channel Protection : 1 + 1 (switching less than 50ms)

--    Required alimentation : 2 different & independent sources

--    Nortel equipment manager linked to the NOC via IP network.

-- OPTera Metro uses 3R regeneration (Repeat, Reshape and Retime) at all data rates.

--    Each band (= 4(lambda)) is considered as a logical sub-ring

--    All the used bands in a ring are not systematically present on each site.

      1.2.1 OPTICAL BUDGET NOTION

      --    a present band on a site is systematically regenerated

      --    an absent band on a site is called a (pass through) one

                  -     it is not regenerated

                  - its optical budget enables this band to reach the next destination site.

      -- when the band number becomes considerable, optical amplifiers might be used.

2.3 PRODUCTION PROCESS FOR THE ACCESS WAVELENGTH IN PARIS

      -- A Program Manager will be designated in both Grantor and purchaser teams.

      -- Site survey will be organised as soon as possible to identify actions for both parties.

      -- The initial implementation delay is 3,5 months, because it is necessary to take into account the following main tasks:

                  - replace all the old connectors on the route by SC/APC equal to or greater than 1 month

                  - to make PMD's measures to characterise the route equal to or greater than 0,5 month

                  - Installation and starting Nortel equal to or greater than 2 months

      --    To add Wavelengths:

                  -     if there are Footprint available: 15 working days

                  - otherwise: between 6 and 8 weeks (procedure of insertion, planning of scheduled works, etc.)

      -- The engineering design will be compliant to add Wavelengths for a maximum of 32 Wavelengths (protected or not).

2.4 NOC ORGANIZATION

      -- The NOC Montsouris (based in Paris) is in charge of supervising and operating the DWDM ring in Paris.

      -- NOC Montsouris will be in contact with the Blagnac NOC which supervises the Capacity.

      -- Purchaser will dispose of a single point of contact through the CSPI who deals directly with these 2 NOCs.

                                   SCHEDULE 4

                              ADDRESSES OF THE POPS

Below is the list of the POPs between which the Capacity is provided

CITY                           ADDRESS
Amsterdam 1       Spaklerweg 20, 1096 BA, Amsterdam
Amsterdam 2       Cessnalaan 71, 1119 Schipol-RIJK
Barcelona         137-139 paseo de la Zona Franca, 08038 Barcelona
Berlin            Alboinstrasse 36-42, Berlin
Brussels 1        18 rue Theodore Verhaegen, 1060 Brussels
Brussels 2        116 rue de Vandenbogaerde, Brussels 1080

Dusseldorf        Vogelsanger Weg 91, 40470 Dusseldorf
Frankfurt 1       Kleyerstrasse 90, 60326 Frankfurt/Main
FRANKFURT 2       TO BE DETERMINED (1)
Geneve 1          50 Avenue de Praille, 1227 Carouge

Geneve 2          13 bis rue des Jeunes, 1227 Carouge
Hambourg 1        Wendenstrasse 255, Hamburg
Hambourg 2        Wendenstrasse 377, Hamburg
Hannover          Vahrendwaldderstrasse 199, 30165 Hannover
London 1          Coriender avenue, E142AA London
London 2          1 Muirfield Cresent Off Pepper Street, E149SZ London
Lyon 1            Lyon Sevigner, 1 rue Duphot, BP 3048, 69396 Lyon Cedex 03
Lyon 2            Lyon Lacassagne, 131 avenue Felix Faure, 69425 Lyon cedex 03
Madrid1           2 calle Menecez, 28045 Madrid
Madrid2           27 calle Julien Camarillo, 28037 Madrid (2)
Marseille 1       Marseille Nedelec, 2 rue Jules Ferry, 13331 Marseille cedex 03
Marseille 2       Marseille St Mauront, 83 rue Felix Pyat, 13003 Marseille
Milan 1           Viale Ortles, 70, Milano
Milan 2           Viale Italia, 26, Sesto San Giovanni
Munich            Hansastrasse 15-17, Munchen
Nuremberg         Deutschherrenstrasse 19
Paris 1           61, rue des Archives, 75003 Paris
Paris 2           EQUANT - 112 AVENUE CHARLES DE GAULLE - 92522
                  NEUILLY SUR SEINE
Paris 3           18 RUE PAUL LAFARGUE - 92904 PARIS LA DEFENSE 10 CEDEX
Rotterdam         Van Vollehovenstraat 3, 3016 BE Rotterdam
Nice 1            48 Rue Berlioz, 06008 Nice
Nice 2            Rue Barthelemy - 06000 Nice
Stuttgart         Breitwiesenstrasse 28, 70565 Stuttgart
Toulouse 1        9 rue Camichel BP 852 310315 Toulouse Cedex 6
Toulouse 2        45 rue de soupetard 31045 Toulouse Cedex
Zurich 1          Hardstrasse, CH-8005, Zuerich
Zurich 2          Albulastr. 55, CH-8048 Zuerich

Where Grantor has two POPs in a given city, and Purchaser is taking at least two Wavelengths, Grantor shall be entitled to terminate the Wavelengths at separate POPs to ensure diversity. Where Purchaser purchases only one Wavelength initially, Grantor shall connect such Wavelength to both POPs until the RFS Date for the second Wavelength.

(1) These POPs are still being deployed. Grantor shall provide Purchaser with these second POPs within 9 months of the Signature Date.

(2) Grantor shall extend the Wavelength from the Madrid 1 to Madrid 2 within 4 months of the Date of Signature of this Agreement. Initially, Grantor shall provide a fibre solution to extend the Wavelengths from Madrid 1 to Madrid 2. Such fibre solution shall be included in the Purchase Price. Given that the fibre solution does not meet Purchaser's resiliency requirements, Purchaser shall be entitled to procure diverse capacity from a third party supplier. In parallel, the Parties shall complete a joint study of a Lambda solution which would involve the use of a DWDM layer on the domestic network of Uni2 and would create a fully diverse route from Barcelona to Madrid 2.The findings of the joint study shall written up in a report to be completed within one month of the Date of Signature. Following the report, the Purchaser shall decide whether or not to order the Lambda solution taking into consideration any additional costs, ability to deliver, etc. Purchaser shall always have the option to use only one POP on the Network and improve the resiliency by adding third party capacity.

                                   SCHEDULE 5

                                   SCHEDULE 6

                            SERVICES LEVEL AGREEMENT

Grantor commits to provide services based on leading standard level of quality of service. Therefore, redress applies in the event that quality parameters are not met.

1.       SERVICE DELIVERY AND ACCEPTANCE PROCEDURE

Service Delivery is defined as the period between the Service Order Form Acceptance Date, as defined below, and the RFS Date for such Wavelength. A Service Order Form is required for each requested Wavelength and Wavelength Ring.

Purchaser shall work with Grantor for 5 Working Days to develop the information to be included in the Service Order Form for the Wavelengths and the Co-location Services and to co-ordinate the Requested Delivery Date for both.

The Co-location sites shall be made available one week before the delivery of the Wavelength's to allow for the installation of Purchaser's telecommunications equipment prior to delivery of the Wavelengths.

Requests for Service are initiated by Purchaser sending to Grantor's Account Manager, via fax, post-mail or e-mail the completed Service Order Form given in
Schedule 8.

Grantor's Account Manager will acknowledge within two (2) Working Day of receipt of the Service Order Form, via fax or e-mail, that a Service Order Form has been received. If key information is missing on the Service Order Form, Purchaser will be asked to provide it. Once such information is provided, the Service Order Form is complete and such date constitutes the Service Order Form Acceptance Date ("SOF Acceptance Date").

1.1      DELIVERY OF CAPACITY

The Service Order Form shall include the Requested Delivery Date. The Requested Delivery Date of a Wavelength and the Corresponding Wavelength Ring shall not be situated prior to the Initial RFS Date for such Wavelength and Wavelength Ring.

The Committed Delivery Date shall be confirmed by Grantor and means the date on which the Wavelength or Wavelength Ring has successfully met the RFS Standard pursuant to Grantor's testing, and Grantor puts the Capacity at Purchaser's disposition to complete Purchaser's acceptance testing. Grantor shall notify Purchaser that the Wavelength or Wavelength Ring is at Purchaser's disposition for testing in accordance with the procedure set forth in Schedule 7, Clause
2.0. The Committed Delivery Date that Grantor confirms shall be:

(i) Twenty (20) Working Days from the Service Order Form Acceptance Date for the Service Order Form requesting the activation of such Wavelength and Co-location Services; or

(ii) for the last Wavelength to complete a Corresponding Wavelength Ring, an additional ten (10) Working Days from the Committed Delivery Date for the last Wavelength and Co-location Services on such Corresponding Wavelength Ring.

Where a Wavelength Ring has been activated, Grantor shall not be obliged to deliver another Wavelength on the same Wavelength Ring prior to ninety (90) days from the RFS Date of the previous Wavelength on such Wavelength Ring, except where grantor has agreed otherwise in writing.

1.2.     ACCEPTANCE TESTING PROCEDURE

1.2.1    (a)      Grantor shall make each Wavelength available to Purchaser
                  for five (5) Working Days from the Committed Delivery Date or the date set forth in section 1.2.3 below for Purchaser to perform its acceptance testing to ensure that the Wavelength meets the RFS Standard.

         (b) Grantor shall make each Wavelength Ring available to Purchaser for ten (10) Working Days from the Committed Delivery Date of the last Wavelength in such Wavelength Ring or the date set forth in section 1.2.3 below for Purchaser to perform its acceptance testing to ensure that the Wavelength Ring meets the RFS Standard.

1.2.2    The acceptance testing will be performed in a two-step procedure:

         (i) Acceptance testing POP to POP: each Wavelength Ring will be tested according to RFS Standard between Grantor's Sites, with the exception of the Wavelengths terminating in Paris, where, when provided by Grantor, the Paris access will be included in the testing.

         (ii) Continuity testing: Grantor shall co-operate with Purchaser to End to End testing between Purchaser's customers' sites.

1.2.3 When Purchaser successfully completes its acceptance testing POP to POP and the Wavelengths and Wavelength Ring meet the RFS Standard, it shall notify Grantor and this shall constitute the RFS Date. The Purchase Price for each Wavelength Ring shall be paid on the RFS Date of such Wavelength Ring. Billing of OA&M Charges shall start from the RFS Date.

1.2.4 If Purchaser notifies Grantor that the Wavelengths or Wavelength Ring do not meet the RFS Standard, Grantor shall be given ten (10) Working Days to correct the defect. On the expiry of the ten (10) Working Days period Purchaser shall be given ten (10) Working Days to perform its acceptance tests and the procedure set forth in this section 1.2 shall continue to apply until the Wavelengths and Wavelength Ring meet the RFS Standard.

1.2.5 If Purchaser has not communicated either a positive or negative response to Grantor within ten (10) Working Days of the Committed Delivery Date of the relevant Wavelength or Wavelength Ring, Grantor shall give Notice to Purchaser that the acceptance testing period has expired without communication from Purchaser. If an additional ten (10) Working Days pass without communication from Purchaser, Grantor shall be entitled to invoice Purchaser for such Wavelength or Wavelength Ring (including OA&M fees). Any outage or defect on the Capacity shall be handled through the Customer Support Center process set forth in Clause 8.

1.3      LEAD TIME TO CONNECT GUARANTEE

THE COMMITTED DELIVERY DATE is the date corresponding to:

If the Committed Delivery Date is not met, the following penalties will be paid by Grantor to Purchaser:

Penalties will apply both on individual Wavelength and individual Wavelength
Ring.

2.       QS COMMITMENTS FOR WAVELENGTHS

2.1      COMMITTED MONTHLY AVAILABILITY

(a)      Committed Monthly Availability Ratio per Wavelength

         Between Grantor POPs:
         Between Grantor POP and Purchaser POP in Paris:

         Between Grantor POP and POP where Purchaser co-locates with Grantor (between Grantor ODF and Purchaser Footprint):

         Termination in Paris
         --------------------
         Wavelengths terminating in a Grantor's POP in Paris will be extended to Purchaser's premises through a Wavelength access as more fully described in Schedule 3. The SLA commitments above apply to Wavelengths including the Wavelength extensions in Paris described in Schedule 3.

 (b)     Penalties

         If the Committed Monthly Availability Ratio per Wavelength set out in
         (a) above is not met, the following penalties shall be paid by Grantor to Purchaser.

Measured monthly availability PER WAVELENGTH      Penalties


         * Wavelength Monthly OA&M = Yearly Wavelength Ring OA&M/12/number of Wavelength in the Corresponding Wavelength Ring (see table below).




THE CAPACITY               # Wavelength per
                           Wavelength Ring

CENTRAL RING          --   6
GERMAN RING1          --   6
GERMAN RING2          --   4
SPANISH RING          --   5
SWISS RING            --   3

ITALIAN RING               4



(c) Committed Monthly Availability for Wavelength Rings

Penalties will be paid in case of POP isolation.

There is a POP isolation when Purchaser encounters a complete loss of service for at least one POP of the Wavelength Ring, i.e. when two point to point Wavelengths belonging to the same Wavelength Ring are unavailable.
The POP Committed Monthly Availability rate (i.e. time while there is no POP isolation) is.

(d) If the POP Committed Monthly Availability rate set out above is not met, the following penalties shall be paid by Grantor to Purchaser.

Measured monthly availability PER POP          Penalties
ISOLATION

         * Monthly OA&M = Yearly Wavelength Ring OA&M/12

These penalties are not to be added to point to point Wavelength penalities.

      - should two or more Wavelengths belonging to the same Wavelength Ring be unavailable without encountering a POP isolation, penalties should be paid as described in 2.1(b).above;

      - should two or more Wavelengths belonging to the same Wavelength Ring be unavailable, resulting in one or more POP isolation, penalties will be paid as described in paragraph 2.1 (d).

2.2      MEAN TIME TO RESTORE

Mean Time to Restore Commitment

Between Grantor POPs:

Between Grantor POP to Purchaser POP in Paris:


3.       QS COMMITMENTS FOR INTERIM CAPACITY SDH OFFER

3.1      COMMITTED MONTHLY AVAILABILITY ON POP TO POP OFFER

(a)      Committed Monthly Availability Ratio per circuit
         The committed Monthly availability is.

(b)      Penalties

      If the monthly availability of the Interim Capacity is not met, the following penalties per circuit will be paid by Grantor to Purchaser.

            Measured monthly availability per circuit             Penalties
            From (Included)           To (Excluded)


3.2      COMMITTED MONTHLY AVAILABILITY ON END TO END / END TO POP OFFER:

(a) Committed Monthly Availability Ratio per circuit, between Site A and Site B The committed Monthly availability is 99,85%.

(b)      Penalties

      If the committed availability rate is not met, the following penalties will be paid by Grantor to Purchaser:

         Measured monthly availability per circuit              Penalties
            From (Included)      To (Excluded)


4.       DIVERSITY BETWEEN THE UK AND CONTINENTAL EUROPE

5.       PLANNED WORKS

Planned works are excluded in the Committed Monthly Availability Ration within the following criteria:

6.       ESCALATION PROCEDURE

When target quality parameters are not met, or when a customer is dissatisfied, Grantor Management can be contacted. An escalation process via the Account Manager is offered as well as an escalation process directly to responsible staff.

Table: Contacts Provisioning (for escalation only)

Contact Level   Contact function   Name              Tel number         Fax number         E-mail


Any above contact may be changed any time in writing (by personal delivery, first class mail, overnight courrier or facsimile) with two (2) Working Days prior notice to the other Party. Notice shall be deemed given on the day of mailing, personal delivery, sending by mail or facsimile thereof.

7.       NETWORK MANAGEMENT

8.       THE CUSTOMER SUPPORT CENTER

CSC - CONTACT LIST

24 Hours Grantor's Service Center :
Phone : +33 1 53 45 78 10
Fax : +33 1 53 45 78 51
CSC Emergency Extension: + 33 1 42 96 18 15

Toll Free number France : 0800 05 47 51
Toll Free number Germany : 0 800 181 3952
Toll Free number Netherlands : 0800 022 6323
Toll Free number Switzerland : 0800 55 6341
Toll Free number Spain : 900 983 315
Toll Free number Belgium : 0800 1 1174
Toll Free number Italy : 0800 8 744 93
Toll Free number United Kingdom : 0800 96 2762
Toll Free number France : 0800 05 47 51

ESCALATION PROCEDURE FOR SERVICE

In case of major outage, the Grantor CSC will open a conference call to permit Purchaser's NMC to have a direct access to Purchaser's NMC who will be in charge of the outage.

If the problem is not being addressed in a satisfactory manner or if it needs higher management attention to be solved, the following escalation sequence is available for Purchaser.


Contact Level       Contact function   Name              Tel number         Fax number         E-mail


US&M = Unit Supervision & Maintenance

                                   SCHEDULE 7

                           READY FOR SERVICE STANDARD

    WAVE DIVISION MULTIPLEXING (WDM) SERVICES TESTING AND ACCEPTANCE PROTOCOL

The testing and reporting activities that shall be performed are:

--       Optical interface BIS tests
--       End-to-end BIS tests of optical channel trail

Acceptance testing shall include the local loop to ensure interoperability of the Capacity with the local loop.

1.       BRINGING INTO SERVICE (BIS) TESTS

The Capacity service provided by Grantor in the form of Wave Division Multiplexing ("WDM") services consists of a number of optical channel trails. Each optical channel trail is set up through the Supplier Optical Transport Network (OTN) across one or more concatenated point-to-point WDM links. The wavelength service is terminated in the demarcation Optical Distribution Frames
(ODF) between Grantor and Purchaser. Figure1 illustrates the concept of a point-to-point WDM link and figure 2 illustrates the concept of an optical channel trail.

                                    [GRAPHIC]

FIGURE 1: OPEN POINT-TO-POINT WDM LINK. EQUIPMENT USING G.957 INTERFACES CAN BE INTERCONNECTED TO THE WDM TERMINAL MULTIPLEXERS VIA TRANSPONDERS.

                                    [GRAPHIC]

FIGURE 2: OPTICAL CHANNEL TRAIL CROSSING TWO POINT-TO-POINT WDM LINKS USING A BACK-TO-BACK CONFIGURATION. THE OPTICAL CHANNEL TRAIL CONSUMES ONE WAVELENGTH CHANNEL ON EACH OF THE TWO LINKS. IN-LINE AMPLIFIERS ARE NOT REPRESENTED.




1.1 OPTICAL INTERFACE BIS TESTS

The goal of this test is to verify the optical interfaces of the optical channel trail at its two termination transponders. The tests will be performed at the demarcation point of the optical channel trail, which will be the Purchaser's ODF. These test results will be reported to Purchaser, however the optical interface tests of possible intermediate transponders will not be reported to him.

1.1.1     WDM channel output (Rx board) power measurement:

                    Connect Power Meter at Supplier ODF to WDM Rx board of the appropriate channel

1.1.2     WDM channel input (Tx board) power range measurement:

                    During this test, the output power of the test set will be set so as to verify that the test is passed pursuant to the specifications, measured at the Supplier ODF.

1.2      End-to-end BIS tests of optical channel trail.
         1.2.1 Test objectives

       As a consequence of the recommendation status, two types of BIS tests will be performed:

- End-to-end BIS test at STM-16 Multiplex Section level.

- End-to-end BIS test at VC-4 path level.

Only test equipment will be used to perform the BIS test. There will be no SDH equipment (e.g. ADM, DXC) involved in the test configuration. The BIS test will be performed for each of the wavelengths individually, possibly concurrently for a 24-hour period. If the objectives set forth herein have not been met at this point, after localization of the fault the BIS test shall be repeated concurrently for another 24-hour period.

          1.2.1.1 End-to-end BIS test at STM-16 Multiplex Section level.

The error performance limits for the end-to-end BIS test at the STM-16 Multiplex Section level for a 24-hour period are:

- ES objectives are not applicable

- SES objective is = 0

          1.2.1.2 End-to-end BIS test at VC4 path level.

The end-to-end BIS test for the VC4 path level will be performed for one VC4 path only. The error performance definitions and error performance parameters and limits for the end-to-end BIS of the VC4 path are respectively fully specified in ITU G.826, G.828, M.2110 and M.2101. For each of these tests, the following VC4 Path Objectives for ES and SES thresholds will be used.

VC-4 LINK
24-hour test

      Allocation                 ES                            SES
                           S1           S2              S1           S2
                          -----        ------         -----        -----
         1,5%                6             20            0             2
          3%                 16            36            0             4
          5%                 30            56            0             5

       The allocation is based on path length (d):

       d Less than or = 1000km path allocation = 1.5%
       1000 less than d less than or equal 2500km path allocation = 3% d greater than 2500km path allocation = 5%

VC4-4C AND VC4-16C LINK
24-hour test

      Allocation                      ES                        SES
                           S1            S2             S1             S2
                          -----        ------         -----        -----
         1,5%                  Not          Not           0             2
                           applicable    applicable
          3%                   Not          Not           0             4
                           applicable    applicable
          5%                 NA               NA          0             5

1.3 JITTER MEASUREMENT

A jitter measurement will not be systematically performed. However, jitter on a WDM service shall always be within the "Network Limits for jitter" defined in the ITU standard ITU-T G 825. If during the acceptance period or the operation of the service, Purchaser notices a jitter out of the ITU standard ITU-T G 825, WDM service may be returned to Grantor for correction.

TEST CONFIGURATION

A per direction test configuration will be used.

                                    [GRAPHIC]

Upon Grantor's request and mutual agreement of the Parties, one of the two testers may be replaced by a hard-ware loop for the end-to-end BIS tests of optical channel trail and for the jitter measurement.

1.3 Round Trip Delay (RTD) Measurement

                    A loop configuration is used to perform this measurement (a tester at one extremity of the optical channel, a hardware loop at the other extremity).

                    Grantor will provide Purchaser with the measured RTD of the optical channel.

                    It can be measured from either side of the channel.

                    It corresponds to 2 times the propagation delay in the channel (time for a signal to be transmitted from the Tester to the hardware loop and return).

THERE IS NO OBJECTIVE VALUE FOR THIS MEASUREMENT, WHICH IS PROVIDED FOR INFORMATION.

2.0 TEST PROCEDURE

The test procedure consists of performance of the following steps:
1.       Committing to BIS
2.       Tester set-up
3.       Performing BIS end-to-end test between POPs
-        Circuit check
-        Perform round-trip delay measurement at VC4 level
-        Perform 15 minutes performance test
- Perform 24 hours performance test (concurrent measurement of STM-16 multiplex section and one VC4 path)
- - If either the end-to-end BIS at STM-16 multiplex section level or the end-to-end BIS test at VC4 path level does not meet the objectives set forth above then the fault is localized and the previous step (i.e. 24 hours performance test) is repeated
-        Writing down the BIS report

                  When all tests are successful, Grantor shall provide Purchaser with a report which details the results of the tests described in ss. 1:

                  - Output power, extremity A

                  - Input range, extremity A,

                  - Output power, extremity B,

                  - Input range, extremity B,

                  - 24 hours BIS test at STM-16 MS level,

               - 24 hours BIS test at VC4 path level,

               - Jitter measurement

                  - RTD measurement

The report shall be sent by Fax and e-mail to the Project Managers identified on the SOF

                                   SCHEDULE 8

THIS SCHEDULE CONTAINS THE SERVICE ORDER FORMS FOR CAPACITY AND FOR C-LOCATION SERVICES. BOTH FORMS ARE WORKING DOCUMENTS WHICH MAY BE UPDATED BY THE PARTIES FROM TIME TO TIME.

                           CAPACITY SERVICE ORDER FORM

     N(DEGREE) : FTLD/M&S/01/051-

      1. CUSTOMER DETAILS

CUSTOMER NAME:                                          EQUANT NETWORK SYSTEMS LTD.

BILLING  ADDRESS:                                       GARRYARD HOUSE, 25-26 EARLSFORT ST.,
                                                        DUBLIN 2, IRELAND

INVOICE TO BE SENT @:                                   18 RUE PAUL LAFARGUE, 92904 PARIS LA DEFENSE 10 CEDEX, FRANCE

BILLING CONTACT :                                       Name:
                                                        Telephone:
                                                        Fax:
                                                        e-mail:

PROJECT MANANGER                                        Name:
                                                        Telephone:
                                                        Fax:
                                                        e-mail:

COMMERIAL CONTACT :                                     Name:
                                                        Telephone:
                                                        Fax:
                                                        e-mail:

        2. ORDER DETAILS

ORDER TYPE :                                                  COMMENTS (IF ANY)
                ----------------------------------------------------------------
DESCRIPTION
                ----------------------------------------------------------------



GNE PLAN NUMBER                                                         REQUEST DATE

PHYSICAL INTERFACE                                      SC/APC
ITU IDENTIFIER                                          G.957 S-16.1    ACCEPTANCE DATE
LINE SPEED                                              2.5 Gbps        NAME OF EQUANT REQUESTOR



TERMINATION DETAILS :

                     LOCATION A         LOCATION B    EQUANT CCT #   FTLD CCT #           REQUESTED RFS DATE     COMMITTED FTLD RFS
                                                                                                                      DATE


Address

Floor / Room / Suite

Extended Demark Required

Who provides extension

Collocation required

Note


Address

Floor / Room / Suite

Extended Demark Required

Who provides extension

Collocation required

Note

Address

Floor / Room / Suite


Extended Demark Required

Who provides extension

Collocation required

Note

Address

Floor / Room / Suite

Extended Demark Required

Who provides extension

Collocation required

Note




3. FINANCIAL  DETAILS                           4. SPECIAL CONDITIONS (IF ANY)


    IRU 10 YEARS

UPFRONT PAYMENT
O&M PER YEAR


          5. AGREEMENT

The present service order form is governed expressly by the terms and conditions set out in the Agreement N(degree) FTLD/M&S/01/051 signed between Purchaser and Grantor and is valid until (DD-MM-YYYY).

BETWEEN:

PURCHASER
Represented by:
                        ------------------------
Position:
                        ------------------------
Signature:
                        ------------------------
Date:
                        ------------------------

GRANTOR
Represented by:
                        ------------------------
Position:
                        ------------------------
Signature:
                        ------------------------

Date:
                        ------------------------

                        ------------------------

                         CO-LOCATION SERVICES ORDER FORM

                                                      [FRANCE TELECOM LOGO]





Sales representative FT :                 27.1.1   Order Form - Exhibit 2
                                                   ----------------------
                                                    CO-LOCATION SERVICES
                                                   OPEN TRANSIT(R) HOUSING

FT Department :

FTLD |_|           DIVOP |_|     Other

[FRANCE TELECOM LOGO]


Sales representative FT :


FT Department :
FTLD |_|           DIVOP |_|     Other

27.1.2   Order Form - Exhibit 2

        HOUSING SERVICES
   OPEN TRANSIT(R) HOUSING

Housing contract number (*) :

Order number (*):
                        (a)

                        (b)      Services
                                 Ordered :

          |_|     Housing (A)
          |_|     Cabling: LET (B)
          |_|     Cable penetration in a building (C)
          |_|     Cable extension in a building  (C)
          |_|     Other services (D)

CUSTOMER INFORMATION
Company name :

Represented by (name, position)
Address
ZIP Code                City
Phone
number
Fax
N(degree)
SIRET
Code NAF
Billing account (if it is the case)



                        (a)

                        (b)      Services Ordered:

          |_|     Housing (A)
          |_|     Cabling: LET (B)
          |_|     Cable penetration in a building (C)
          |_|     Cable extension in a building  (C)
          |_|     Other services (D)

Customer information
                     -----------------------------------------------------------
Company name :
              -----------------------------------------------------------------
Represented by (name, position)
                               ------------------------------------------------
Address
        -----------------------------------------------------------------------
ZIP Code                          City
        ---------------------         -----------------------------------------
Phone number                                          Fax
             -----------------------------------           --------------------
N(DEGREE) SIRET                                  Code NAF
               ---------------------------------         ----------------------
Billing account (if it is the case)
                                   --------------------------------------------

                                     PAYMENT

Means :        |_| Automatic transfer      |_| Check        |_| Direct debit
Currency
Payment conditions                |_| 30 days              Other (specify)


BILLING ADDRESS (IF DIFFERENT FROM THE ABOVE)
                                                  --------------------

Company name:
             ------------------------------------------------------------------
Represented by (name, position)
                               ------------------------------------------------
Address
       ------------------------------------------------------------------------
ZIP Code                                   City
        ----------------------------------     --------------------------------
Phone number                                    Fax
            -----------------------------------    ----------------------------
N(degree) SIRET                               Code NAF
               ------------------------------          ------------------------
Billing account (if it is the case)
                                   --------------------------------------------
(*) TO BE  COMPLETED BY FRANCE TELECOM

                               (i) A-Co-location

A 1- CO-LOCATION SITE

Site name:
          ---------------------------------------------------------------------
Address
          ---------------------------------------------------------------------

ZIP Code                              City
        -----------------------------      ------------------------------------

A 1.1- SHARED SPACE: FOOTPRINT(S)

Number of Footprints

Location :              Room                 Row              Cabinet
                                                --------------        --------

Footprint supplied : |_|    Yes   |_|     No

If yes, type of Footprint to be supplied:

600*600 |_|          600*800 |_|               600*900 |_|       other
                                                                       -------

A 1.2- SHARED SPACE : CAGE(S)

Number of cages                        Total space in m(2)
                                                          --------------------

Location :              Room                          Cage number
                             ------------------------            ---------------
Comments :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A 1.3- PRIVATE SPACE : SUITE(S)

Number of Suites                     Total space in m(2)
                 --------------------                    ----------------------

Location :              Room
                            --------------------
Comments :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A 2- INSTALLATION FEE, AND OTHER CHARGES (*)

Date of installation:                       Minimum period (years):
                     --------------------                          ------------
Installation charge:                        Monthly recurring fee:
                     --------------------                          ------------

Monthly additionnal energy fee:

Comments :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(*) TO BE  COMPLETED BY FRANCE TELECOM

                              (ii) B- Cabling: LET


B 1- CO-LOCATION SITE
Site name :
           --------------------------------------------------------------------
Address
           --------------------------------------------------------------------

ZIP Code                                       City
           -----------------------------------      ---------------------------

B 2- END A (CUSTOMER)
Floor :                 Room :          Row :         Rack & ODF port position
       ---------------        ---------      -------        -------------------

Customer Technical point of contact                 Phone number
                                   -----------------            ---------------
B 3- END B

Floor :             Room :              Row :           Rack & ODF port position
       -------------      -----------        ---------             -------------

Customer Technical point of contact                   Phone number
                                   ------------------             -------------

B 4- TYPE OF CABLING
Type of cabling :

Optical fiber |_|                Coaxial copper |_|        Copper |_|

Ethernet             |_|     Yes     |_|     No

Number of LETS:
               -----------------------------

B 5- INSTALLATION FEE, AND OTHER CHARGES (*)
Date of installation:
                      --------------------
Installation fee :                        Monthly recurring fee :
                      --------------------                       --------------


32.1.1.1.1.       Minimum period : 1 year

Comments :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




(*) TO BE  COMPLETED  BY FRANCE TELECOM

              (iii) C-Cable penetration and extension in a building

C 1- CABLE PENETRATION IN A BUILDING

33. CO-LOCATION SITE

Site name :
           ---------------------------------------------------------------------
Address
           ---------------------------------------------------------------------

ZIP Code                                  City
           -----------------------------        --------------------------------

34. ADDUCTIONS

Simple access |_|           Dual access |_|
35.
Entry point(s) in the building :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Customer cable(s) location in the building :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   --------------               ---------------
Customer Technical point of contact                Phone number:

Date of installation:(*)
                        ----------------------------------
Installation fee:(*)
                     --------------------------------------
(*) TO BE  COMPLETED BY FRANCE TELECOM

C 2- CABLE EXTENSION IN A BUILDING


36. CO-LOCATION SITE

Site name :
           ---------------------------------------------------------------------
Address
           ---------------------------------------------------------------------

ZIP Code                                                City
           --------------------------------------------       ------------------

37. END A

       -------------      -----------     --------------        --------------
Floor:              Room:             Row:                Rack:

Customer Technical point of contact                     Phone number:
                                   -------------------               ----------
END B (IN THE HOUSING ROOM)

       -------------      -----------     --------------        --------------
Floor :             Room :            Row :              Rack :

Customer Technical point of contact                   Phone number:
                                   ------------------              ------------

Date of installation:(*)
                        -------------------------------------------------------
Installation fee:(*)
                    -----------------------------------------------------------

Monthly recurring charge:(*)

(*)  TO BE  COMPLETED FRANCE TELECOM



                                D-OTHER SERVICES

D 1 - CO-LOCATION SITE

Site name :
           ---------------------------------------------------------------------
Address
           ---------------------------------------------------------------------

ZIP Code                                    City
        ------------------------------------    --------------------------------
Installation description/Comments :

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

D 2- INSTALLATION FEE, AND OTHER CHARGES(*)

Date of installation:
                     ----------------------
Installation fee:
                 --------------------------

Monthly recurring charge:


(*)  TO BE  COMPLETED BY FRANCE TELECOM

                  CUSTOMER SIGNATURE

Drawn up and signed in two original copies at......................... the ....
........................................................

|_| I  hereby agree with the above order

Representing the company and entitled to place an order:

Name (in capital letters) :                             Signature :

Position :




    FRANCE TELECOM'S REPRESENTATIVE SIGNATURE: (*)
Drawn up and signed in two original copies
at........................................................
the ...........................................................

Name (in capital letters) :                             Signature :

Position :

FEASIBILITY IN THE FOLLOWING CONDITIONS (OPTIONAL):(*)

(*) TO BE COMPLETED BY  FRANCE TELECOM